Exhibit 5.1

April 16, 2015

Marlin Midstream Partners, LP

12377 Merit Drive, Suite 300

Dallas, Texas 75251

Ladies and Gentlemen:

We have acted as counsel for Marlin Midstream Partners, LP, a Delaware limited partnership (the “Partnership”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, by: (a) the Partnership of (i) common units representing limited partner interests in the Partnership (the “Common Units”), (ii) other classes or series of units representing limited partner interests in the Partnership (the “Other Units”), (iii) senior or subordinated debt securities, which may be co-issued by the Partnership’s wholly-owned subsidiary Marlin Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) and (iv) guarantees of the Debt Securities (the “Guarantees” and, together with the Common Units, the Other Units and the Debt Securities, the “Partnership Securities”) by some or all of the Partnership’s subsidiaries (the “Subsidiary Guarantors”), at an aggregate initial offering price not to exceed $1,000,000,000; and (b) the selling unitholder identified in the Registration Statement (the “Selling Unitholder”), of up to 1,939,265 Common Units (the “Existing Selling Unitholder Common Units”) and up to 8,724,545 Common Units that may be issued upon conversion of the subordinated units held by the Selling Unitholder (the “Converted Selling Unitholder Common Units”) (collectively, the “Selling Unitholder Units” and, together with the Partnership Securities, the “Securities”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus (each, a “Prospectus Supplement”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.

In connection with the rendering of the opinions set forth herein, we have examined and relied upon (i) the Registration Statement, including the Prospectus, (ii) the form of Senior Indenture relating to the Debt Securities (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture relating to the Debt Securities (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, (iv) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated February 27, 2015 (the “Partnership Agreement”) (v) the Certificate of Limited Partnership of the Partnership, (vi) the Amended and Restated Limited Liability Company Agreement of Marlin Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), dated July 31, 2013, (vii) the Certificate of Formation of the General Partner, (viii) the Bylaws of Finance Corp., dated March 17, 2015, (ix) the Certificate of Incorporation of Finance Corp., (x) the certificates of formation, and the limited liability company agreement or partnership agreement, as applicable, of each of the Subsidiary Guarantors, (xi) resolutions of the boards of directors or sole members, as applicable, of the General Partner, Finance Corp. and each of the Subsidiary Guarantors and (xii) such statutes and other instruments and documents as we have deemed necessary or appropriate for purposes of this opinion.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

April 16, 2015    Page 2

In connection with this opinion, we have assumed that:

(1)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(2)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(3)	a definitive purchase, underwriting, equity distribution or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the General Partner, the Partnership or the Selling Unitholder, as applicable, and the other parties thereto;

(4)	any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(5)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(6)	the Indentures relating to the Debt Securities, as well as any applicable Guarantees, will be duly authorized, executed and delivered by the parties thereto; and

(7)	that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned or recorded in book entry by a transfer agent and duly registered by a registrar of the Common Units.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting, equity distribution or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable.

(2) With respect to the Other Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Other Units, the terms of the offering thereof and related matters and (ii) the Other Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting, equity distribution or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Other Units will be validly issued, fully paid and non-assessable .

(3) With respect to the Debt Securities to be issued under the Indentures, when (i) the applicable Indenture relating to the Debt Securities and, if applicable, the related Guarantees, has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Issuers and the Subsidiary Guarantors have taken all necessary corporate, limited partnership or limited liability company action to approve the issuance and terms of the Debt Securities and if applicable, the related Guarantees, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and, if applicable, the related Guarantees, and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuers or the Subsidiary Guarantors, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Issuers or the Subsidiary Guarantors, (iv) any Securities issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (iv) such Debt Securities and, if applicable, the

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related Guarantees, have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture and issued and sold as contemplated in the applicable Prospectus Supplement, and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, the related Guarantees, will be legally issued and such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Issuers and the Subsidiary Guarantors, as applicable, enforceable against the Issuers and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles and covenants of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

(4) The Existing Selling Unitholder Common Units have been duly authorized and validly issued and are fully paid and non-assessable, and when the Partnership has taken all necessary actions to approve the conversion of the subordinated units, and upon conversion of the subordinated units held by the Selling Unitholder to Converted Selling Unitholder Common Units in accordance with, and subject to, the conditions set forth in the Partnership Agreement, such Converted Selling Unitholder Common Units will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

(1) As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Issuers and the Subsidiary Guarantors.

(2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, (ii) all signatures on all documents examined by us are genuine and (iii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures or Guarantees that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4) This opinion is limited in all respects to federal laws, the Delaware Limited Liability Partnership Act, the Delaware General Corporation Law, the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States, the Texas Business Organizations Code and the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.